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                             TYCO INTERNATIONAL LTD.

                          (a Massachusetts corporation)

                        2,000,000 Shares of Common Stock

                        INTERNATIONAL PURCHASE AGREEMENT



Dated:  February 27, 1997

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

                                Table of Contents

                                                                            Page
                                                                            ----
INTERNATIONAL PURCHASE AGREEMENT...............................................1
   SECTION 1. Representations and Warranties...................................4
     (a) Representations and Warranties by the Company.........................4
           (i)     Compliance with Registration Requirements...................4
           (ii)    Incorporated Documents......................................5
           (iii)   Independent Accountants.....................................5
           (iv)    Financial Statements........................................5
           (v)     No Material Adverse Change in Business......................5
           (vi)    Good Standing of the Company................................6
           (vii)   Good Standing of Subsidiaries...............................6
           (viii)  Capitalization..............................................6
           (ix)    Authorization of Agreement..................................7
           (x)     Authorization and Description of Securities.................7
           (xi)    Absence of Defaults and Conflicts...........................7
           (xii)   Absence of Labor Dispute....................................8
           (xiii)  Absence of Proceedings......................................8
           (xiv)   Accuracy of Exhibits........................................8
           (xv)    Absence of Further Requirements.............................8
           (xvi)   Compliance with Cuba Act....................................8
           (xvii)  Investment Company Act......................................9
     (b) Officer's Certificates................................................9

   SECTION 2. Sale and Delivery to International Managers; Closing.............9
     (a) Initial Securities....................................................9
     (b) Option Securities.....................................................9
     (c) Payment..............................................................10
     (d) Denominations; Registration..........................................10

   SECTION 3. Covenants of the Company........................................11
     (a) Compliance with Securities Regulations and Commission Requests.......11
     (b) Filing of Amendments.................................................11
     (c) Delivery of Registration Statements..................................11
     (d) Delivery of Prospectuses.............................................11
     (e) Continued Compliance with Securities Laws............................12
     (f) Blue Sky Qualifications..............................................12
     (g) Rule 158.............................................................13
     (h) Use of Proceeds......................................................13
     (i) Listing..............................................................13
     (j) Restriction on Sale of Securities....................................13
     (k) Reporting Requirements...............................................13
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                                                                            Page
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   SECTION 4. Payment of Expenses.............................................13
     (a) Expenses.............................................................13
     (b) Termination of Agreement.............................................14

   SECTION 5. Conditions of International Managers' Obligations...............14
     (a) Effectiveness of Registration Statement..............................14
     (b) Opinion of General Counsel of Company................................14
     (c) Opinion of Counsel for Company.......................................15
     (d) Opinion of Counsel for International Managers........................15
     (e) Officers' Certificate................................................15
     (f) Accountant's Comfort Letter..........................................16
     (g) Bring-down Comfort Letter............................................16
     (h) Approval of Listing..................................................16
     (i) Lock-up Agreements...................................................16
     (j) Indemnification Agreement............................................16
     (k) Certificate of Chief Financial Officer...............................16
     (l) Purchase of Initial U.S. Securities..................................16
     (m) Conditions to Purchase of International Option Securities............16
     (n) Additional Documents.................................................17
     (o) Termination of Agreement.............................................17

   SECTION 6. Indemnification.................................................18
     (a) Indemnification of International Managers............................18
     (b) Indemnification of Company, Directors and Officers...................19
     (c) Actions against Parties; Notification................................19
     (d) Settlement without Consent if Failure to Reimburse...................20

   SECTION 7. Contribution....................................................20

   SECTION 8. Representations, Warranties and Agreements to Survive Delivery..22

   SECTION 9. Termination of Agreement........................................22
     (a) Termination; General.................................................22
     (b) Liabilities..........................................................22

   SECTION 10. Default by One or More of the International Managers...........22

   SECTION 11. Notices........................................................23

   SECTION 12. Parties........................................................23

   SECTION 13. Governing Law and Time.........................................23

   SECTION 14. Effect of Headings.............................................23


                                       ii
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                                                                            Page
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    SCHEDULES
        Schedule A - List of Underwriters................................Sch A-1
        Schedule B - Pricing Information.................................Sch B-1
        Schedule C - List of Persons subject to Lock-up..................Sch C-1

    EXHIBITS
        Exhibit A-1 - Form of Opinion of General Counsel of Company........A-1-1
        Exhibit A-2 - Form of Opinion of Company's Counsel.................A-2-1
        Exhibit B - Form of Lock-up Letter...................................B-1


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

                             TYCO INTERNATIONAL LTD.

                          (a Massachusetts corporation)

                        2,000,000 Shares of Common Stock

                           (Par Value $.50 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                               February 27, 1997

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

      Tyco International Ltd., a Massachusetts corporation (the "Company"), confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and J.P. Morgan Securities Ltd. are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.50 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 300,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,000,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 300,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the

"International Option Securities") are hereinafter called, collectively, the "International Securities."

      It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 8,000,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and J.P. Morgan Securities Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 1,200,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

      The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," the International Securities and the U.S. Securities are hereinafter collectively called the "Securities" and the International Option Securities and the U.S. Option Securities are hereinafter collectively called the "Option Securities."

      The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

      The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-20741) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as amended, if applicable) has been declared effective by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the 1933 Act Regulations or any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations being hereinafter called a "Preliminary Prospectus"). The information included in any such prospectus or in any such Term Sheet, as the case may be, that


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

was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such registration statement and any post effective amendment thereto and the prospectus constituting a part thereof, and each prospectus supplement relating to the offering of Securities (the "Prospectus Supplement"), including all documents incorporated therein by reference, and including the Rule 430A Information and the Rule 434 Information, as applicable, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus supplement are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus Supplement") and one relating to the U.S. Securities (the "Form of U.S. Prospectus Supplement"). The Form of International Prospectus Supplement is identical to the Form of U.S. Prospectus Supplement, except for the front cover and back cover pages and the information under the caption "Underwriting" and the inclusion in the Form of International Prospectus Supplement of a section under the caption "Certain United States Tax Considerations for Non-United States Holders." The final Form of International Prospectus Supplement and the final Form of U.S. Prospectus Supplement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and including the prospectus constituting a part of the Registration Statement, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated February 13, 1997 and preliminary U.S. Prospectus dated February 13, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectuses, the Form of International Prospectus Supplement, the Form of U.S. Prospectus Supplement or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


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

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "disclosed" or "referred to" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus Supplement and Form of International Prospectus Supplement) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus Supplement and Form of International Prospectus Supplement) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

            (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the

      Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

            Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with power and authority (corporate and other) under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the U.S. Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and all of the Company's subsidiaries are collectively hereinafter referred to as the "Subsidiaries") has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation, has corporate power and authority to own its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for non-material liens that have arisen in the ordinary course of business and, in the case of foreign subsidiaries, for directors' qualifying shares) is owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

            (viii) Capitalization. The Company has authorized, issued and outstanding capital stock as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectuses, there are no holders of securities (debt or equity) of the Company or any of its Subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or its Subsidiaries who have the right to request the Company or any of its Subsidiaries to register securities held by them under the 1933 Act other than holders who have elected not to exercise their rights. All of the Registrable Securities (other than Registrable Securities constituting or issued or issuable upon exercise of Warrants) under the Registration Rights Agreement, dated as of July 7, 1992 among Kendall International Inc. (whose obligations have been assumed by the Company) and the stockholders and other parties named therein (the "Kendall Registration Rights Agreement") are freely tradeable under the United States federal securities laws (including pursuant to Rule 144 of the 1933 Act Regulation, without regard to the volume limitations thereunder).

            (ix) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

            (x) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company or of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xii) Absence of Labor Dispute. Except as disclosed in the Prospectuses, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to result in a Material Adverse Effect.

            (xiii) Absence of Proceedings. Except as disclosed in the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder.

            (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

            (xvi) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
      Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

            (xvii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Global Coordinator, the International Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

      SECTION 2. Sale and Delivery to International Managers; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 255,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities (for purposes of this agreement, dividends declared by the Company subsequent to the Closing Time that are payable on shares of Common Stock held as of a record date that is subsequent to a Date of Delivery are payable on the International Option Securities). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, or later than April 3,

1997. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company, which Date of Delivery shall not be later than April 3, 1997.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably and timely object in writing.

            (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

            (f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

            (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

            (j) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company pursuant to the terms thereof as in effect on the date hereof and (D) the filing of a registration statement under the 1933 Act for the registration of warrants, or shares of Common Stock issued or issuable upon exercise of such warrants, pursuant to the Kendall Registration Rights Agreement (estimated to be up to 130,600 shares).

            (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      SECTION 4. Payment of Expenses. (a) Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, any Inter-syndicate Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

      (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the International Managers.

      SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
      430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

            (b) Opinion of General Counsel of Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of M. Brian Moroze, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the International Managers may reasonably request.

            (c) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Kramer, Levin, Naftalis & Frankel, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion, such counsel may rely on the opinion of the Company's General Counsel as to all matters governed by the law of the Commonwealth of Massachusetts.

            (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii), (x), (xii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock"), the penultimate paragraph of Exhibit A-1 hereto and in clauses
      (i) and (ii) of Exhibit A-2 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

            (e) Officer's Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

            (g) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

            (j) Indemnification Agreement. The Company shall have executed the indemnification agreement with the Underwriters dated as of even date herewith and such agreement shall be in full force and effect and represent a binding and enforceable agreement of the Company.

            (k) Certificate of Chief Financial Officer. At the Closing Time, you shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon accounting matters.

            (l) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

            (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Opinion of General Counsel of Company. The favorable opinion of
            M. Brian Moroze, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii) Opinion of Counsel for Company. The favorable opinion of Kramer, Levin, Naftalis & Frankel, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv) Opinion of Counsel for International Managers. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
            Section 5(d) hereof.

            (v) Bring-down Comfort Letter. A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to
            Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

            (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of

      Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the

International Prospectus (or any amendment or supplement thereto); provided, further, that the Company will not be liable to any U.S. Underwriter or any person controlling such U.S. Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the U.S. Prospectus (as amended or supplemented) if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution of the U.S. Prospectus in a timely manner) to the U.S. Underwriter and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary prospectus which was corrected in the U.S. Prospectus and (ii) such failure to give or send such U.S. Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim or damage or expense would have constituted the sole defense to the claim asserted by such person.

      (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 65 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) or 6(b)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party setting forth in reasonable detail its basis for disputing the unpaid balance, in each case prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Managers has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default By One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting International Manager.

      No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Lead Managers or the Company shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Wood Steinberg, Esq.; and notices to the Company shall be directed to it at One Tyco Park, Exeter, New Hampshire 03833, attention of M. Brian Moroze, Esq.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                              Very truly yours,

                                              TYCO INTERNATIONAL LTD.


                                              By /s/ Barbara S. Miller
                                                 -----------------------------
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.

By: MERRILL LYNCH INTERNATIONAL


By  _____________________________
      Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                              Very truly yours,

                                              TYCO INTERNATIONAL LTD.


                                              By _______________________________
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.

By: MERRILL LYNCH INTERNATIONAL


By  /s/ ILLEGIBLE
    -----------------------------
      Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                                                                 Number of
                                                           Initial International
      Name of International Manager                             Securities
      -----------------------------                             ----------
Merrill Lynch International................................      500,000
Credit Suisse First Boston (Europe) Limited................      500,000
Lehman Brothers International (Europe).....................      500,000
J.P. Morgan Securities Ltd.................................      500,000

Total......................................................    2,000,000
                                                               =========

                                   SCHEDULE B

                             TYCO INTERNATIONAL LTD.

                        2,000,000 shares of Common Stock
                           (Par Value $.50 Per Share)

      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $57.75.

      2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $56.13, being an amount equal to the initial public offering price set forth above less $1.62 per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities (for purposes of this agreement, dividends declared by the Company subsequent to the Closing Time that are payable on shares of Common Stock held as of a record date that is subsequent to a Date of Delivery are payable on the U.S. Option Securities).

                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up

L. Dennis Kozlowski
Jerry R. Boggess
David P. Brownell
Neil R. Garvey
John J. Guarnieri
Irving Gutin
J. Brad McGee
Robert P. Mead
Richard J. Meelia
Barbara S. Miller
Mark H. Swartz

                                                                     Exhibit A-1

                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

      (i) The Company is a corporation validly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

      (ii) The Company has the requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the International Purchase Agreement and the U.S. Purchase Agreement.

      (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

      (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the International Purchase Agreement and the U.S. Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

      (v) The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the International Purchase Agreement and the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the International Purchase Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in the International Purchase Agreement and the U.S. Purchase Agreement, will be validly issued and fully paid and non-assessable.

      (vi) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

      (vii) Each Significant Subsidiary is a corporation validly organized and existing as a corporation under the laws of its jurisdiction of incorporation, has corporate power


                                     A-1-1
and authority to own its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge (except for non-material liens that have arisen in the ordinary course of business and in the case of foreign subsidiaries, for directors qualifying shares) is owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

      (viii) The International Purchase Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

      (ix) The documents incorporated by reference in the Prospectuses (other than the financial statements, the notes thereto and supporting schedules and other financial or accounting data included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

      (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company, and with the requirements of the New York Stock Exchange.

      (xi) To the best of my knowledge, except as disclosed in the Prospectuses, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the International Purchase Agreement and U.S. Purchase Agreement or the performance by the Company of its obligations thereunder.

      (xii) The information in the Prospectuses under "Description of Common Stock", and in "Legal Proceedings" incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and in the Registration Statement under Item 15, insofar as such information constitutes a summary of the legal matters, documents or proceedings referred to therein, fairly presents the information called for with respect to such legal matters, documents or proceedings.


                                     A-1-2

      (xiii) To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

      (xiv) Neither the Company nor any of its Subsidiaries is, or, based upon presently existing circumstances with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective restated articles of organization, certificate of incorporation or other similar charter document or by-laws or any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which would not result in a Material Adverse Effect.

      (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the International Purchase Agreement and the U.S. Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

      (xvi) To the best of such counsel's knowledge, no holders of the Company's securities have rights to the registration of shares of Common Stock or other securities as a result of the filing of the Registration Statement by the Company or the offering contemplated hereby, except pursuant to the Kendall Registration Rights Agreement.

      (xvii) The execution, delivery and performance of the International Purchase Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not


                                     A-1-3
have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

      (xviii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

      Although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, such counsel has obtained information as a result of discussions and meetings with officers and other representatives of the Company and its Subsidiaries and discussions with representatives of and independent public accountants of the Company, in connection with the preparation of the Registration Statement and the Prospectuses, and the examination of other information and documents requested by such counsel. Although such counsel has not undertaken to determine independently, and therefore, such counsel does not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, and such counsel cannot provide assurance that the procedures described in the preceding sentence would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, nothing has come to such counsel's attention that has caused such counsel to believe that the Registration Statement (including the Rule 430A Information, if applicable, and any amendment thereto) or the Prospectuses (including, in each case, the documents incorporated by reference therein), on the effective date thereof, or on the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, on the date of such opinion, contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to financial statements, the notes thereto and related schedules and other financial or accounting data included in the Registration Statement or the Prospectuses).

      In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-1-4

                                                                     Exhibit A-2

                          FORM OF OPINION OF COMPANY'S
                        COUNSEL TO BE DELIVERED PURSUANT
                                 TO SECTION 5(c)

      (i) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, threatened by the Commission.

      (ii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, the notes thereto and supporting schedules and other financial or accounting data included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (iii) All of the Registrable Securities (other than Registrable Securities held pursuant to Warrants) under the Kendall Registration Rights Agreement are freely tradeable under the United States federal securities laws (including pursuant to Rule 144 of the 1933 Act Regulations, without regard to the volume limitations thereunder).

      (iv) The statements made in the International Prospectus under "Certain United States Federal Tax Consequences to Non-U.S. Holders of Common Stock," to the extent that they are statements of United States federal laws or legal conclusions thereunder, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

      Although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, such counsel has obtained information as a result of discussions and meetings with officers and other representatives of the Company and its Subsidiaries and discussions with representatives of and independent public accountants of the Company, in connection with the preparation of the Registration Statement and the Prospectuses, and the examination of other information and documents requested by such counsel. Although such counsel has not undertaken to determine independently, and therefore, such counsel does not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Registration Statement or the


                                     A-2-1

Prospectuses, and such counsel cannot provide assurance that the procedures described in the preceding sentence would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, nothing has come to such counsel's attention that has caused such counsel to believe that the Registration Statement (including the Rule 430A Information, if applicable, and any amendment thereto) or the Prospectuses (including, in each case, the documents incorporated by reference therein), on the date or effective date thereof, or on the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, on the date of such opinion, contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to financial statements, the notes thereto and related schedules and other financial or accounting data included in the Registration Statement or the Prospectuses).

      In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-2-2

Form of lock up from officers pursuant to Section 5(i)

                                                                       Exhibit B

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
as Lead Managers of the several
International Managers to be named in the within-mentioned International Purchase Agreement
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

      Re: Proposed Public Offering by Tyco International Ltd.

Dear Sirs:

The undersigned, a shareholder and an officer of Tyco International Ltd., a Massachusetts corporation (the "Company"), understands that Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and J.P. Morgan Securities Ltd. propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.50 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of 60 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any transfer of shares of Common Stock to a charitable organization or trust, (B) any transfer of shares of Common Stock to the Company in connection with the payment of taxes or repayment of any loan from the Company pursuant to the Company's Restricted Stock Ownership Plan or (C) any transfer to an immediate family member of the undersigned or to a trust for the benefit thereof who agrees in writing to be bound by the terms of this letter as if a signatory hereto.

                                                 Very truly yours,


                                                 Signature:

                                                 Print Name:


                                      B-2